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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8 (dated March 30, 1994)) pertaining to the Metropolitan Financial Corporation 1993 Non-Employee Director Stock Option Plan of our report dated January 19, 1994 with respect to the consolidated financial statements of Metropolitan Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                       Ernst & Young

Minneapolis, Minnesota
March 30, 1994